Exhibit 99.1

December 1, 2023

Re: Strategic Student & Senior Housing Trust, Inc. (“SSSHT” or the “Company”)

Third Quarter 2023 Letter to Stockholders

Dear Stockholder,

I am pleased to announce that we have executed a purchase and sale agreement to sell our last student housing property to a joint venture consisting of an institutional investor, which will own 95% of the joint venture, and our sponsor which will own 5% of the joint venture. Closing for the sale of this property is scheduled for January 2024.

Why is this asset sale important? SSSHT will be able to pay off both the $25.8M Bridge Loan, which currently has an interest rate of approximately 9.4%, and the $29.5M first mortgage (loans with pending debt maturities) and add working capital to the company. Further, in connection with the sale of this Fayetteville property, we anticipate making a distribution to our stockholders in late 2024 for a portion of the gain, for tax year 2024.

Listed below is a summary of our third quarter financial and operational results:

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Senior living housing occupancies increased from approximately 91% as of June 30, 2023, to approximately 93% as of September 30, 2023.
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Student living housing occupancy at the Fayetteville property was approximately 99% as of September 30, 2023.

We achieved modest but improved operating results comparing 3Q 2023 vs 3Q 2022:

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Property revenues: increased approximately $0.8M
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Property operating expenses: increased approximately $0.5M
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Property Net Operating Income (“NOI”): increased approximately $0.3M

Our operating goals for the remainder of 2023 and into 2024 include:

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Restoring property operating margins to pre-Covid levels and controlling costs related to wages, outside services, and food are our primary areas of focus.
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Remodeling the common areas in our Utah communities to keep them market competitive; and
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Finalizing the sale of the Fayetteville property in January 2024.

With the sale of the Fayetteville student housing property scheduled for January 2024, the Company will have four senior housing properties remaining within its portfolio. The real estate capital markets for senior housing remain in flux. Increased interest rates, decreased operating margins, and tight labor markets have all contributed to a substantial reduction in senior housing transactions in the marketplace during 2023. The positive news is that our senior housing portfolio has relatively low fixed rate debt through 2028, a combined occupancy of approximately 93%, and no short-term debt maturity risk. Our focus will continue to be to improve operating margins and property aesthetics until the capital markets activity returns to normal levels.

It has now been almost four years since the beginning of the Covid-19 Pandemic. We believe we have addressed the major pandemic’s impact on our portfolio head on. Upon the expected sale of our Fayetteville student housing property, we will have successfully addressed our short-term debt concerns by paying off approximately $55.3M in combined upcoming debt maturities which we believe will substantially increase our liquidity position going forward. We believe this will put SSSHT in a stronger financial position moving into 2024.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to vaccination rates, resulting increased leads, tours and move-ins, student housing decisions and the pace of our expected recovery, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not Intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, including COVID-19, resulting government quarantine and shutdown orders, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com